KnowFat Franchise Company, Inc.
STOCK OPTION PLAN

The purpose of this Plan is to encourage and enable certain officers, employees, Directors, consultants and agents of KnowFat Franchise Company, Inc. (the “Company”) to acquire an interest in the Company through the granting of options, as herein provided, to acquire its Common Stock, without par value (the “Common Stock”). Two separate forms of option may be granted pursuant to this Plan: Incentive Stock Options under the provisions of Section 422A of the Internal Revenue Code of 1954, as amended (the “Code”) (referred to herein as “Incentive Stock Options”) and other options (referred to as “Non-Qualified Options”). Both forms of option will be referred to collectively hereunder as “options”.

1 Shares of Stock Subject to the Plan

The stock that may be issued and sold pursuant to options granted under the Plan shall not exceed, in the aggregate, 20% of the total number of outstanding shares of Common Stock, which may be (i) authorized but unissued shares, (ii) treasury shares, or (iii) shares previously reserved for issue upon exercise of options under the Plan, which options have expired or terminated; provided, however, that the number of shares subject to the Plan shall be subject to adjustment as provided in Section 9.

An option or portion thereof exercised through the exercise of a Stock Appreciation Right pursuant to Section 8 shall be treated for the purposes of this Section as though the option, or portion thereof, had been exercised, with the result that the shares of Common Stock subject to such option or portion thereof shall not be available for future grants of options.

2 Eligibility and Granting of Options

(a) Non-Qualified Options may be granted hereunder to any officer, employee, Director (except a disinterested Director under Paragraph 2(b) hereof), consultant or agent of the Company. Incentive Stock Options may only be granted to employees of the Company, including those who are Directors.

(b) The Board of Directors of the Company (the “Board”), acting by a majority of its disinterested Directors (as defined below), shall determine the persons to be granted options (the “Optionees”), the number of shares subject to each option (which cannot with respect to any one Optionee exceed 10% of the then outstanding shares of Common Stock), whether the options shall be Incentive Stock Options or Non-Qualified Options, and the terms of the options, consistently with the provisions of this Plan. The Board may appoint from its disinterested Directors a committee of three (3) or more persons who may exercise the powers of the Board in granting options under the Plan. As used herein, a “disinterested” Director shall mean one who is not currently eligible, and has not been eligible at any time within one (1) year prior to the granting of the options in question, to receive any option granted under the Plan or any stock, stock options or stock appreciation rights under any other plan of the Company or its affiliates. The Board of Directors shall from time to time determine the disinterested Directors. For purposes of qualifying a Director as “disinterested,” the Board with the consent of such Director may for a specified period of time treat such Director as being ineligible to receive option grants under any plan even though he is otherwise a member of a class of people to whom options may be granted.

3 Price and Limitation on Grant of Options

(a) The purchase price of shares which may be purchased under each Incentive Stock Option shall, except as provided in Paragraph (b) below, be at least equal to the fair market value per share of the outstanding Common Stock of the Company at the time the option is granted as determined by the Board in its discretion. The aggregate fair market value (determined as of the time the option is granted) of the stock for which an individual may be granted Incentive Stock Options which vest in any calendar year under this Plan and all other plans of the Company and any parent or subsidiary of the Company (as defined in Section 425 of the Code) shall not exceed $500,000 plus any “unused limit carryover” as that term is defined in Section 422A of the Code.

(b) The purchase price of shares which may be purchased under each Incentive Stock Option issued to a person who, immediately prior to the grant of such option owns (directly or indirectly) stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of its parent or subsidiaries (a “restricted individual”) shall be at least equal to 110 percent of the fair market value of the stock subject to the option, as determined in Paragraph 3(a) above.

(c) The purchase price of shares which may be purchased under each Non-Qualified Option shall be such amount as may be determined by the Board of Directors of the Company.

(d) In no event shall the purchase price of any shares be less than that permitted by applicable laws, rules or regulations.

4 Period of Option, Vesting, and Limitations on Right to Exercise

All options shall be evidenced by written agreements executed by the Company and the Optionee, which in the case of Incentive Stock Options shall be in the form of the Incentive Stock Option Agreement attached hereto as Exhibit A, and in the case of Non-Qualified Options may be in the form of the Non-Qualified Option Agreement attached hereto as Exhibit B. All Incentive Stock Option Agreements, and such Non-Qualified Option Agreements as the Board may determine, shall provide that any options granted thereunder shall vest and become exercisable as follows: (i) a portion shall vest and become exercisable upon the achievement by the Company and/or the Optionee of such milestones as may be specified in such Option Agreements; and/or (ii) the balance shall vest and become exercisable in equal weekly installments over a period of not less than two years from the date of grant or the date of achievement of the final milestone, whichever occurs later.

Each Incentive Stock Option shall be exercisable at such time or times as are set forth in the Incentive Stock Option Agreement related thereto, but in no event after the expiration of ten (10) years from the date such option is granted. An Incentive Stock Option granted to a restricted individual (as defined in Paragraph 3(b) above) shall not be exercisable after the expiration of 5 years from the date such option is granted. A Non-Qualified Option shall be exercisable for such consideration, in such manner and at such time or times as shall be set forth in the Non-Qualified Option Agreement related thereto, which shall contain such provisions as the Board shall determine in granting such an option, and may be exercisable for a period of ten years and one day from the date such option is granted, but in no event after such period. In any case, the Board may amend an option agreement to accelerate the date after which options may be exercised in whole or in part. An Optionee may exercise an option with respect to a number of shares, not a fractional number, which is less than the full number of shares for which the Option may then be exercised. The delivery of certificates representing shares under any option will be contingent upon receipt by the Company from the Optionee (or a purchaser acting in his stead in accordance with the provisions of the option) of the full purchase price for such shares (which may be paid as specified in the following sentence) and the fulfillment of any other requirements contained in the option or in applicable provisions of law; and until such receipt of the purchase price and fulfillment of other requirements no Optionee or person entitled to exercise the option shall be, or shall be deemed to be, a holder of any shares subject to the option for any purpose. The purchase price of shares may be paid either in United States dollars in cash or by check, bank draft or money order payable to the order of the Company, or through the delivery of shares of Common Stock with an aggregate fair market value on the date of exercise equal to the purchase price, or in any combination of the foregoing; provided, however, that the Company shall not be obligated to purchase or accept the surrender of any such shares if such action would be prohibited by applicable law or determined by the Board to be not in the best interests of the Company.

The Company may, in its discretion, require an Optionee to pay to the Company the amount, or make such other arrangements (including the withholding of Common Shares which would otherwise be delivered upon exercise), at the time of exercise or thereafter, that the Company deems necessary to satisfy its obligation to withhold federal, state or local income or other taxes (which for purposes of this Section includes an Optionee's FICA obligation) incurred by reason of the exercise.

5 Non-Transferability of Option

Each option granted under the Plan shall provide that it is personal to the Optionee, is not transferable by the Optionee in any manner otherwise than by will or the laws of descent and distribution and is exercisable, during the Optionee's lifetime, only by the Optionee. In the event of any attempt by the Optionee to assign, pledge or otherwise dispose of any option (except as provided for herein) or in the event of any levy, attachment, execution or similar process upon rights or interests conferred hereby, the Company may terminate the option by notice to the Optionee and the option shall thereupon become null and void.

6 Cessation of Employment or Affiliation by Optionee

The following provisions shall apply in the event of the cessation of an Optionee's employment or affiliation with the Company:

(a) In the case of an Incentive Stock Option, in the event of the cessation by the Optionee of his or her employment with the Company:

(i) If an Optionee shall cease to be employed by the Company otherwise than by reason of retirement, disability or death (as defined in Section 105 of the Code), each option held by the Optionee, together with all rights hereunder (including the right to any options not then vested), shall terminate on the date of cessation of employment, to the extent not previously exercised.

(ii) If an Optionee shall cease to be employed by the Company by reason of retirement or disability, each vested option held by the Optionee shall be exercisable until the termination date set forth in the option or until one year after the date of cessation of employment, whichever comes first, provided that no such extension shall be construed to grant an optionee any rights to options not vested on the date of termination.

(iii) If an Optionee shall die while employed by the Company, or at any time after cessation of employment by reason of retirement or disability, an Option may be exercised at any time or from time to time prior to the termination date set forth in the Option or until one year after the date of death, whichever comes first, by the person or persons to whom the Optionee's rights under each option shall pass by will or by the applicable laws of descent and distribution, provided that no such extension shall be construed to grant an optionee any rights to options not vested on the date of termination. Any person or persons to whom an Optionee's rights under an option shall have passed by will or by the applicable laws of descent and distribution shall be subject to all terms and conditions of the Plan and the option applicable to the Optionee.

(b) In the case of a Non-Qualified Option, in the event of the cessation by the Optionee of his or her affiliation with the Company, the termination of the options shall be governed by the terms of the applicable Non-Qualified Option Agreement.

7 Notification of Sales of Shares

Any Optionee who disposes of shares of Common Stock acquired upon the exercise of an Incentive Stock Option either (a) within two years after the date of the grant of the option under which the shares were acquired or (b) within one year after the transfer of such shares to the Optionee, shall notify the Company of such disposition and of the amount realized upon such disposition.

8 Stock Appreciation Rights

At or after the grant of an option, the Board, in its discretion, may provide an Optionee with an alternate means of exercising such option, or a designated portion thereof, by granting the Optionee a Stock Appreciation Right. A Stock Appreciation Right with respect to an option or portion thereof is a right to receive, upon exercise thereof, an amount equal to the excess of the fair market value of a share of Common Stock on the date of exercise over the purchase price of a share under such Option, multiplied by the number of shares that the Optionee would have received had such option or portion thereof been exercised through the purchase of shares at such purchase price, provided that (a) such option or portion thereof has been designated as exercisable in this alternative manner, (b) such option or portion thereof is otherwise exercisable and (c) the fair market value of a share of Common Stock on the date of exercise exceeds such purchase price. Such amount shall be paid in cash and/or shares of Common Stock at the discretion of the Board. Upon the exercise of a Stock Appreciation Right in the manner herein provided, the option or portion thereof to which such Stock Appreciation Right relates shall be deemed in the case of a cash payment to have been cancelled and in the case of a payment in Shares of Common Stock to have been exercised. Shares of Common Stock issued as a result of the exercise of a Stock Appreciation Right shall be deemed issued at the fair market value thereof on the date the Stock Appreciation Right is exercised.

9 Dilution or Other Adjustments

The terms of the options and the number of shares subject to this Plan shall be equitably adjusted in such manner as to prevent dilution or enlargement of option rights in the following instances:

(a) the declaration of a stock dividend payable to the holders of Common Stock;

(b) a split-up of the Common Stock or a reverse split thereof;

(c) a recapitalization of the Company under which shares of one or more different classes of stock of the Company are distributed in exchange for or upon the Common Stock without payment of any valuable consideration by the holders thereof.

The terms of any such adjustment shall be conclusively determined by the Board.

10 Stockholder's Agreement

All holders of shares of Common Stock issued upon exercise of options issued pursuant hereto shall, as a condition of issuance of such shares, become parties and become subject to the terms and provisions of the Stockholders' Agreement among the Company and the holders of Common Stock, and all certificates evidencing such shares shall contain the legends required by such Agreement.

11 Shareholder Approval

The Plan is subject to the approval of the shareholders of the Company, and although options may be granted prior to such approval, none may be exercised until shareholder approval has been obtained. If such approval is not given within twelve (12) months after the date hereof, the Plan and all outstanding options shall terminate and be null and void

12 Administration and Amendment of the Plan

The Plan shall be administered by the Board, or a committee thereof as provided in Section 2, which shall effect the grant of options under the Plan, determine the form of options to be granted in each case, and make any other determination under or interpretation of any provision of the Plan and any option. The Board or such committee shall maintain separate records with respect to Incentive Stock Options and Non-Qualified Options granted under the Plan to facilitate determination of the appropriate tax treatment for such options. Any of the foregoing actions taken by the Board or such committee shall be final and conclusive. The Board may amend and make such changes in and additions to the Plan as it may deem proper and in the best interest of the Company; provided, however, that no such action shall adversely affect or impair any options theretofore granted under the Plan without the consent of the Optionee; and provided, further, that no amendment (i) increasing the maximum number of shares which may be issued under the Plan, except as provided in Section 9, (ii) extending the term of the Plan or any option, (iii) changing the minimum exercise price of options to be granted under the Plan, (iv) changing the requirements as to eligibility for participation in the Plan (except as provided in Section 2(b)), or (v) materially increasing in any other way the benefits accruing the Optionees, shall be adopted without the approval of the shareholders of the Company.

13 Expiration and Termination of the Plan

Options may be granted under the Plan at any time, or from time to time, within ten (10) years from the date the Plan is adopted or the date on which it is approved by the shareholders of the Company, whichever is earlier, as long as the total number of shares purchased under the Plan and subject to outstanding options under the Plan does not exceed 20% of the total outstanding shares of the Common Stock of the Company, subject to adjustment as provided in Section 9. The Plan may be abandoned or terminated at any time by the Board, except with respect to any options then outstanding under the Plan.

14 Effect of Certain Transactions

If the Company is merged into or consolidated with another corporation under circumstances where the Company is not the surviving corporation, or if the Company is liquidated or sells or otherwise disposes of all or substantially all of its assets to another corporation while unexercised options remain outstanding under the Plan, without limitation of any rights which Optionees may have under Section 10, (i) subject to the provisions of clause (iii) below, after the effective date of such merger, consolidation or sale, as the case may be, each holder of an outstanding option shall be entitled, upon exercise of such option, to receive in lieu of shares of Common Stock, shares of such stock or other securities as the holders of shares of Common Stock received pursuant to the terms of the merger, consolidation or sale; (ii) the Board may waive any discretionary limitations provided in the stock option agreement so that all options from and after a date, specified by the Board, prior to the effective date of such merger, consolidation, liquidation or sale, as the case may be, shall be exercisable in full; and (iii) all outstanding options may be cancelled by the Board as of the effective date of such merger, consolidation, liquidation, or sale provided that notice of such cancellation shall be given to each holder of an option not less than thirty (30) days preceding the effective date of such merger, consolidation, liquidation, sale or disposition and provided that the Board may in its sole discretion waive any discretionary limitations provided in the option agreement with respect to any option so that such option shall be exercisable in full or in part as the Board may determine during such thirty (30) day period.

15 Miscellaneous Provisions

(a) The right of the Company to terminate at will (whether by dismissal, discharge or otherwise) the Optionee's employment or affiliation (as the case may be) with it at any time is specifically reserved. Neither the Optionee nor any person entitled to exercise the Optionee's rights in the event of the Optionee's death shall have any rights of a shareholder with respect to the shares of Common Stock subject to each option, except to the extent that, and until, such Shares shall have been issued upon the exercise of each option.

(b) Any expenses of administering the Plan shall be borne by the Company.

(c) In addition to such other rights of indemnification as they may have as members of the Board, or the Committee, the members of the Board and any committee appointed pursuant to Section 2 shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except a judgment based upon a finding of bad faith; provided that upon the institution of any such action, suit or proceeding, a Board or committee member shall, in writing, give the Company notice thereof and an opportunity, at its own expense, to handle and defend the same before such Board or committee member undertakes to handle and defend it on such member's own behalf.